EXHIBIT 1.1

                             THE COMPANIES ORDINANCE

     Memorandum of Association of a Private Company Limited by Shares

1.   The name of the Company is:

     NICE Systems Ltd.

2.   The objects for which the Company was founded are:

     2.1 To act, engage, render services, develop and manufacture products in all fields of technology and engineering (the definition of such goals hereinafter shall not derogate from the generality of this goal);

     2.2 To render research and development services for various plants, corporations and clients.

     2.3 To engage in the development and manufacture of various products in the company's fields of expertise, and to establish plants for such purpose, and to lease industrial tracts in various locations.

     2.4 To engage in planning scientific research and development for the Company and its plants.

     2.5 To engage in engineering and technological supervision of the performance of various tasks and projects.

     2.6  To engage in providing engineering and technological advice.

     2.7 To engage in the purchase, development, implementation and trading of inventions and ideas in various engineering and technology fields.

     2.8 To act as an agent and/or marketer and/or distributor of various products and devices and to render warranty maintenance and repair services for those devices.

     2.9 To register patents and trademarks in the name of the Company or of inventors and other patent holders and to trade therein.

     2.10 To join in any business or commercial activity, including industry, agriculture, the construction and execution branches in various areas of civil engineering, crafts, tourism, transportation, catering, arts, printing, entertainment, studios, communications and newspapers, and to establish, initiate and maintain the same.

     2.11 To engage in the purchase, sale, agency, care, maintenance and rehabilitation of real or tangible property.

     2.12 To engage in assisting others in all that relates to the development, care maintenance, planning, initiation and advancement of branches, businesses and services as detailed in the remaining goals of the Company.

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     2.13 To engage in any business or transaction for any purpose whose performance, in the opinion of the Company's managers, will be beneficial to the Company.

3.   The liability of the Company's members is limited.

4. The share capital of the Company is one hundred and twenty five million New Israeli Shekels (NIS 125,000,000) divided into one hundred and twenty five million (125,000,000) Ordinary Shares of nominal value of NIS 1.00 each ("Ordinary Shares").

We whose names and addresses are listed below wish to organize into a corporation in accordance with this memorandum, and each of us agrees to accept the number of shares in the Company which is listed opposite his name:

-------------- ----------- ------------- ------------ -------------- -----------
                                                      Number and
               Identity                               Class of
Name           Number      Address       Occupation   Shares         Signature
-------------- ----------- ------------- ------------ -------------- -----------
H.I.T -        51-1080103  18 Abarbanel  Corporation  42 Ordinary    /s/
Hermas                     Jerusalem                  Shares
Intelligent                                           1 Management
Technologies                                          Share
Ltd.
-------------- ----------- ------------- ------------ -------------- -----------
David Ben-     5055219     18 Abarbanel  Advocate     58 Ordinary    /s/
Zeev                       Jerusalem                  Shares
                                                      1 Management
                                                      Share
-------------- ----------- ------------- ------------ -------------- -----------

Today the 17th of September, 1986 in Jerusalem.

Witness to Signatures:                       Signature of Witness to Signatures:

MEIR ZEIGER, ADV.                            /S/